Exhibit 3.20

Utah Department of Commerce
Division of Corporations & Commercial Code
160 East 300 South, 2nd Floor, S.M. Box 146705
Salt Lake City, UT 84114-6705
Phone: (801) 530-4849
Toll Free: (877)526-3994 Utah Residents
Fax: (801) 530-6438
Web Site: http://www.commerce.utah.gov

Registration Number:	6146767-0142	January 5, 2016
Business Name:	FASTDOMAIN INC.
Registered Date:	MARCH 15, 2006

CERTIFIED COPY OF

ARTICLES OF INCORPORATION

THE UTAH DIVISION OF CORPORATIONS AND COMMERCIAL CODE (“DIVISION”) HEREBY CERTIFIES THAT THE ATTACHED IS TRUE, CORRECT, AND COMPLETE COPY OF THE ARTICLES OF INCORPORATION OF

FASTDOMAIN INC.

AS APPEARS OF RECORD IN THE OFFICE OF THE DIVISION.

/s/ Kathy Berg Kathy Berg Director Division of Corporations and Commercial Code

Dept. of Professional Licensing	Real Estate	Public Utilities	Securities	Consumer Protection
(801)530-6628	(801)530-6747	(801)530-6651	(801)530-6600	(801)530-6601

File Number 6146767

Profit Corporation

ARTICLES OF INCORPORATION

OF

FastDomain Inc.

We, the undersigned, persons acting as incorporators under the Utah Revised Business Corporation Act, adopt the following Articles of Incorporation for such Corporation:

Article I

The name of the corporation is FastDomain Inc

Article II

The Purpose or Purposes for which the corporation is organized

This company will be a domain registrar We will sell domain names to individuals

The corporation shall further have unlimited power to engage in and do any lawful act concerning any and all lawful business for which corporations may be organized under the Utah Business Corporation Act and any amendments thereto

Article III

Class of Shares	Number of Shares
Common	10000
Preferred	0

Article IV

The address of the corporation’s initial registered office shall be:

2777 North Foothill Drive
Provo, UT, 84604

The corporation’s initial registered agent at such address shall be:

Matthew Heaton

I hereby acknowledge and accept appointment as corporation registered agent:

Matthew Martin Heaton
signature

Article V

The names and addressess of the incorporators are:

Incorporator #1
Daniel Wilson Ashworth
6192 West Valley View Drive
Highland, UT, 84003
Daniel Wilson Ashworth
Signature

In Witness Whereof I / We have executed these Articles of Incorporation on 15 March, 2006 and say:

That they are all incorporators herein; that they have read the above and foregoing Articles of Incorporation; know the contents thereof and that the same is true to the best of their knowledge and belief, excepting as to matters herein alleged upon information and belief and as to those matters they believe to be true.

Article VI

The name(s)and address(es)of each officer and director:

Officer #1
Daniel Wilson Ashworth
6192 West Valley View Drive
Highland, UT, 84003
Daniel Wilson Ashworth
Signature

Director #1
Matthew Martin Heaton
2777 North Foothill Drive
Provo, UT, 84604
Matthew Martin Heaton
Signature

Article VII

The street address of the principal place of the business is:

1548 North Technology Way
Orem, UT, 84097

Article VIII

The duration of the corporation shall be Perpetual

State of Utah Department of Commerce Division of Corporations & Commercial Code
This certifies that this registration has been filed and approved on 15 March, 2006 in the office of the Division and hereby issues this Certification thereof
/s/ Kathy Berg
KATHY BERG
Division Director

Under GRAMA (63-2-201), all registration information maintained by the Division is classified as public record For confidentiality purposes, the business entity physical address may be provided rather than the residential or private address of any individual affiliated with the entity